SHERWIN D. YOELIN, PETROLEUM ENGINEER INC.
                              1439 BONNIE JEAN ROAD
                       LA HABRA HEIGHTS, CALIFORNIA 90631
                                  310/697-3700






January 27, 1998



Fortune Natural Resources Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Re:  Consent of Independent Petroleum Engineer

Gentlemen:

       I hereby consent to the incorporation of my January 1, 1995, Annual Reserve Report of the oil and gas reserves of Fortune Natural Resources Corporation dated February 27, 1995, in the Prospectus constituting part of the Registration Statement on Form S-2 to be filed with the Securities and Exchange Commission on or about January 29, 1998.

Respectfully,





Sherwin D. Yoelin
Registered Petroleum Engineer
State of California
Certificate No. P1241



                                                                    EXHIBIT 24.3